WISCONSIN GAS COMPANY

                              OFFICERS' CERTIFICATE

                          Dated as of November 7, 1995

                                  _____________


               Setting Forth Terms of an Issue of Unsecured Notes

                               6 % Notes due 2005

                                 ______________

                            Pursuant to the Indenture

                          Dated as of September 1, 1990

                              OFFICERS' CERTIFICATE


             The undersigned, the Vice President and Chief Financial Officer, and the Treasurer of Wisconsin Gas Company, a Wisconsin corporation (the "Company"), hereby certify as provided below pursuant to Section 301 of the Indenture dated as of September 1, 1990 (the "Indenture") between the Company and Firstar Trust Company (the "Trustee"). This Officers' Certificate is delivered, pursuant to authority granted to the undersigned by resolutions adopted on October 16, 1995 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Notes to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

             1. The Board of Directors of the Company has authorized the creation by the Company of the series of Notes described below pursuant to this Officers' Certificate and in accordance with the Indenture;

             2. The title of the Notes shall be "6 % Notes due 2005" (herein called the "Notes");

             3. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to $65,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as provided in Sections 304, 305, 306 or 906 of the Indenture and Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder;

             4. The principal of the Notes shall be payable on November 1, 2005;

             5. The Notes shall bear interest at the rate of 6 % per annum; such interest shall accrue from November 1, 1995 (or from the most recent Interest Payment Date to which interest has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be May 1 and November 1 in each year, commencing May 1, 1996, and the Regular Record Dates for the determination of Holders to whom interest is payable shall be the April 15 or October 15 next preceding each Interest Payment Date;

             6. The principal of and interest on the Notes shall be payable at the office or agency of the Company in Milwaukee, Wisconsin.

             7. Sections 401 and 402 of the Indenture shall apply to the Notes.

             8. The Notes shall not be redeemable prior to maturity, shall not be subject to any sinking fund and shall not be repurchasable at the option of a Holder.

             9. The Notes shall initially be issued in whole in the form of one or more Global Notes. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall serve as the Depositary for such Global Note or Notes. For so long as The Depository Trust Company shall be the Depositary, all Notes shall be registered in its name or in the name of a nominee thereof. While the Notes are evidenced by one or more Global Notes, the Depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or obligation to the Depositary's participants or the beneficial owners for whom they act with respect to their receipt from the Depositary of payments on the Notes or notices given under the Indenture. The Global Note or Notes provided for hereunder shall bear the legends provided for below and such other legend or legends as may be required from time to time by the Depositary.

        10.  The form of the Notes shall be substantially as follows:

                           [Form of 6 % Note due 2005]

                             [Form of face of Note]

                  This Note is a Global Note within the meaning of
             the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

                  Unless this certificate is presented by an
             authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest.


                              WISCONSIN GAS COMPANY

                                6 % Note due 2005

                              Due November 1, 2005

                                CUSIP 976707 AL 3


   No. ________                                                  $___________

             WISCONSIN GAS COMPANY, a Wisconsin corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the sum of ___________________ Dollars on November 1, 2005, and to pay interest thereon from November 1, 1995, or from the most recent Interest Payment Date to which interest has been paid, semi-annually on May 1 and November 1 in each year commencing May 1, 1996, at the rate of 6 % per annum until the principal hereof has been paid or duly provided for in accordance with said Indenture. The interest so payable, and punctually paid, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the Regular Record Date (the April 15 or October 15 next preceding each Interest Payment Date) for such interest. Any such interest not so punctually paid shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Noteholders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

             Payment of the principal of and interest on this Note will be made at the office or agency of the Company in Milwaukee, Wisconsin, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or, at the option of the Holder hereof, to such other place in the United States of America as the Holder hereof shall designate to the Trustee in writing or, at the option of the Holder hereof, by wire transfer in immediately available funds if such Holder owns Notes of the same series as this Note issued pursuant to the Indenture which pay interest on the same Interest Payment Date and which are in an aggregate principal amount of $5,000,000 or more, provided that the Holder shall bear any and all expenses of any such wire transfer and provided further that proper written wiring instructions shall have been received by the Trustee on or prior to the Regular Record Date.

             The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

             Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

             IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

             Date: ____________________

                                      WISCONSIN GAS COMPANY


                                      By: _______________________
                                            Vice President

   Attest:


   ___________________________
   Secretary


                            [Form of Reverse of Note]

             This Note is one of a duly authorized series of Notes of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of September 1, 1990 (herein called the "Indenture"), between the Company and Firstar Trust Company, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Persons in whose names the Notes are registered (herein called the "Holders"), and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the notes of the series designated on the face hereof, limited in aggregate principal amount to $65,000,000.

             This Note shall not be redeemable prior to maturity.

             The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

             If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

             No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

             As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

             The Notes are issuable only as registered Notes without coupons and only in denominations of $1,000 or any integral multiple of $1,000.
   As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

             No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

             All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                     [Form of Certificate of Authentication]


             This is one of the Notes of the series designated in the within-mentioned Indenture and referred to therein.

                                      Firstar Trust Company,
                                      as Trustee



                                      By ___________________________
                                           Authorized Officer



                                   *  *  *  *

             IN WITNESS WHEREOF, we have set our hands and the corporate seal of the Company as of the day and year first above written.


                                       /s/ Joseph P. Wenzler
                                      Joseph P. Wenzler
                                      Vice President and Chief Financial
   Officer


   (CORPORATE SEAL)                    /s/ James J. Monnat
                                      James J. Monnat
                                      Treasurer